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                                                                    EXHIBIT 99.1

                              FOOT LOCKER, INC.

                                 NEWS RELEASE

                                     CONTACT: Peter D. Brown
                                              Vice President, Investor Relations
                                              and Treasurer
                                              Foot Locker, Inc.
                                              (212) 720-4254

         FOOT LOCKER, INC. REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

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
o Fourth Quarter Income from Continuing Operations Increases 48 Percent to $0.47 Per Share
o Full Year Income From Continuing Operations Increases 29 Percent to $1.40 Per Share
o Year-end Cash Balance is $448 Million
o 2004 EPS Expected to Increase 10-to-20 Percent
o 2004 Capital Expenditures Planned at $165 Million
o Company Signs 6 Year Agreement with United States Olympic Committee
o Moody's Upgrades Company's Senior Implied Credit Rating to Ba1
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NEW YORK, NY, March 2, 2004 - Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today reported net income from continuing operations of $0.47 per share for its fourth quarter and $1.40 per share for its full year ended January 31, 2004. The Company also reported a substantially enhanced financial position, with a year-end cash balance of $448 million, up
25 percent from the 2002 year-end cash balance of $357 million.

Fourth Quarter Results
Income from continuing operations for the fourth quarter ended January 31, 2004 increased 48 percent to $71 million, or $0.47 per share, compared with $48 million, or $0.33 per share, last year. Sales for this year's fourth quarter increased 9.9 percent, to $1,334 million, as compared with $1,214 million last year, reflecting a comparable-store increase of 3.9 percent.

Full Year Results
Income from continuing operations for the full year increased 29 percent to $209 million, or $1.40 per share, as compared with $162 million, or $1.10 per share, last year. Sales for the full year increased 6.0 percent, to $4,779 million as compared with sales of $4,509 million last year, reflecting a comparable-store decrease of 0.5 percent.

"Over the past five years, we significantly increased our earnings and strengthened our financial position," stated Matthew D. Serra, Foot Locker Inc.'s Chairman and Chief Executive Officer. "We are particularly pleased with our fourth quarter results which exceeded our expectations. During this recent quarter, our comparable store sales strengthened versus earlier in the year and we benefited from a higher gross margin rate and more efficient expense structure."

The Company continued to utilize its cash flow to reduce its debt, increase its cash balance and enhance its financial position. At year-end, the Company's cash balance grew to $448 million. Net of debt, the Company's cash position increased $112 million versus last year.

During 2003, the Company continued to focus on maximizing its store base's productivity, in the process opening 113 new stores, remodeling/relocating 250 stores, and closing 128 stores. At January 31, 2004, the Company operated 3,610 stores in 16 countries in North America, Europe and Australia.



           Foot Locker, Inc. 112 West 34th Street, New York, NY 10120




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"Continuing to strengthen our financial position remains a high priority for our
Company, as we strive to attain an investment grade credit rating," continued
Mr. Serra. "During the past five years we increased our cash, net of debt position by $686 million. As a result, our net interest expense declined significantly by $33 million, to $18 million in 2003 as compared with $51 million in 1999. This strengthened financial position allowed us to initiate a shareholder dividend program in 2002, and enabled the Company to double the amount of its quarterly dividend payout beginning in the fourth quarter of 2003."

On February 26, 2004, Moody's Investor Services upgraded the Company's Senior Implied Credit Rating to Ba1. The upgrade was "based on the company's considerable progress in improving profit margins, free cash flow and credit metrics despite shifts in consumer preferences and a challenging retail environment."

2004 Outlook

The Company expects to generate a mid-to-high single digit total sales increase during 2004, and continue to improve, as compared with the prior year, its gross margin rate and SG&A expenses, as a percentage of sales. As a result, earnings per share growth of 10-to-20 percent is currently expected for the full year. A similar EPS growth rate of 10-to-20 percent is currently anticipated for the Company's first fiscal quarter. The Company's capital expenditure program is planned at $165 million for 2004, and includes the opening of 110 new stores, the roll-out of a new point-of-sale system in the Foot Locker stores in the U.S. and an expansion of the Company's European distribution center.

"We remain confident that our business will continue to grow and produce meaningful annual earnings increases over the next several years," commented Mr. Serra. "The economic environment in the United States is improving and the retail climate, including mall traffic and promotional climate, has stabilized. Our merchandise inventory is well positioned for 2004, and additional expense leveraging is expected to result from infrastructure enhancements and our cost reduction efforts."

In January 2004, Footlocker.com entered into a six-year agreement with the United States Olympic Committee providing the Company with the exclusive rights to sell USOC licensed products through catalogs and via a new E-commerce site.

The Company is hosting a live conference call at 10:00 am (ET) on Wednesday, March 3, 2004 to review the 2003 fourth quarter and full year results, discuss our 2004 outlook, and respond to analysts' questions. This conference call may be accessed live from the Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com. The conference call will be available for webcast replay until 5:00 pm on Monday, March 8, 2004.


                 Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, which reflect management's current views of future events and financial performance. These forward-looking statements are based on many assumptions and factors detailed in the Company's filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company's merchandise mix and retail locations, the Company's reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), unseasonable weather, risks associated with foreign global sourcing, including political instability, changes in import regulations, disruptions to transportation services and distribution, and the presence of severe acute respiratory syndrome, economic conditions worldwide, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, and the ability of the Company to execute its business plans effectively with regard to each of its business units, including its plans for the marquee and launch footwear component of its business. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

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                                FOOT LOCKER, INC.
                      Consolidated Statements of Operations
                                   (unaudited)
               Periods ended January 31, 2004 and February 1, 2003
                     (In millions, except per share amounts)

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

--------------------------------------------------------------------------------------------
                                                              Fourth Quarter  Fourth Quarter
                                                                   2003          2002
                                                                   ----          ----
Sales                                                           $ 1,334      $ 1,214

Cost of sales                                                       922          845

Selling, general and administrative expenses                        263          253
Depreciation and amortization                                        35           38
Interest expense, net                                                 4            7
                                                                -------      -------
                                                                  1,224        1,143
                                                                -------      -------
Income from continuing operations before income taxes               110           71
Income tax expense                                                   39           23
                                                                -------      -------
Income from continuing operations                                    71           48

Income on disposal of discontinued operations, net of tax            --            9
                                                                -------      -------
Net income                                                      $    71      $    57
                                                                =======      =======

Diluted EPS:
Income from continuing operations                               $  0.47      $  0.33
Income on disposal of discontinued operations                        --         0.06
                                                                -------      -------
Net income                                                      $  0.47      $  0.39
                                                                =======      =======

Weighted-average diluted shares outstanding                       155.0        150.8

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

--------------------------------------------------------------------------------------------
                                                                 Full Year    Full Year
                                                                   2003         2002
                                                                   ----         ----

Sales                                                            $ 4,779      $ 4,509

Cost of sales                                                      3,302        3,165
Selling, general and administrative expenses                         987          928
Depreciation and amortization                                        147          149
Restructuring charge (income) (1)                                      1           (2)
Interest expense, net                                                 18           26
Other income (2)                                                      --           (3)
                                                                 -------      -------
                                                                   4,455        4,263
                                                                 -------      -------
Income from continuing operations before income taxes                324          246
Income tax expense                                                   115           84
                                                                 -------      -------
Income from continuing operations                                    209          162

Loss on disposal of discontinued operations, net of tax               (1)          (9)
Cumulative effect of accounting change, net of  tax (3)               (1)          --
                                                                 -------      -------
Net income                                                       $   207      $   153
                                                                 =======      =======

Diluted EPS:
Income from continuing operations                                $  1.40      $  1.10
Loss on disposal of discontinued operations                        (0.01)       (0.05)
                                                                 -------      -------
Net income                                                       $  1.39      $  1.05
                                                                 =======      =======

Weighted-average diluted shares outstanding                        152.9        150.8

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     (1)  Represents revisions in estimates to restructuring reserves for disposed businesses.

     (2)  Amount in 2002 reflects real estate transactions.

     (3) Related to adoption of SFAS No. 143 "Accounting for Asset Retirement Obligations."

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                                FOOT LOCKER, INC.
                      Condensed Consolidated Balance Sheets
                                   (unaudited)
                                  (In millions)

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

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                                                           January 31,    February 1,
                                                              2004           2003
                                                              ----           ----
Assets

CURRENT ASSETS
Cash and cash equivalents                                   $  448        $  357
Merchandise inventories                                        920           835
Other current assets                                           151            92
                                                            ------        ------
                                                             1,519         1,284

Property and equipment, net                                    644           636
Deferred tax assets                                            194           240
Other assets                                                   332           326
                                                            ------        ------
                                                            $2,689        $2,486
                                                            ======        ======

Liabilities and Shareholders' Equity

CURRENT LIABILITIES
Accounts payable                                            $  234        $  251
Accrued liabilities                                            300           296
Current liabilities and reserves for restructuring,
   discontinued operations and businesses held for sale         11            24
Current portion of long-term debt and
  obligations under capital leases                              --             1
                                                            ------        ------
                                                               545           572

Long-term debt and obligations under capital
   leases                                                      335(1)        356
Other liabilities                                              434(1)        448
SHAREHOLDERS' EQUITY                                         1,375         1,110
                                                            ------        ------
                                                            $2,689        $2,486
                                                            ======        ======


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(1)  Long-term debt and obligations under capital leases in 2003 were reduced by
     $1 million representing the fair value of interest rate swaps related to the Company's 8 1/2% debentures due in 2022. The Company's cash, net of debt calculation excludes the fair value of these interest rate swaps which are reflected in other liabilities.


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                                FOOT LOCKER, INC.
                       Store and Estimated Square Footage
                                   (unaudited)
                          (Square footage in thousands)

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


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                                    January 31,   February 1,    February 2,   February 3,  January 29,
                                        2004         2003          2002          2001          2000
-------------------------------------------------------------------------------------------------------
Foot Locker U.S.
   Number of stores                      1,448        1,477        1,472        1,453        1,469
   Gross square footage                  5,916        6,043        6,039        5,926        5,605
   Selling square footage                3,447        3,497        3,442        3,372        3,419

Lady Foot Locker
   Number  of stores                       584          606          632          662          656
   Gross square footage                  1,303        1,362        1,416        1,463        1,412
   Selling square footage                  723          781          816          839          820

Kids Foot Locker
   Number of stores                        357          377          391          398          397
   Gross square footage                    863          912          944          972          942
   Selling square footage                  514          547          567          574          570

Champs Sports
   Number of stores                        581          582          574          586          596
   Gross square footage                  3,239        3,262        3,262        3,370        3,404
   Selling square footage                2,244        2,292        2,280        2,373        2,387

Foot Locker International
   Number of stores                        640          583          521          483          477
   Gross square footage                  1,823        1,639        1,482        1,345        1,253
   Selling square footage                  992          920          837          756          682

Total Athletic Group
   Number of stores                      3,610        3,625        3,590        3,582        3,595
   Gross square footage                 13,144       13,218       13,143       13,076       12,616
   Selling square footage                7,920        8,037        7,942        7,914        7,878
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